Eagle Bulk Shipping Inc. Acquires Three Supramaxes

STAMFORD, Conn., Feb. 11, 2021 (GLOBE NEWSWIRE) -- Eagle Bulk Shipping Inc. (NASDAQ: EGLE) (“Eagle Bulk”, “Eagle” or the “Company”), one of the world’s largest owner-operators within the Supramax / Ultramax drybulk segment, today announced that it has purchased three 2011-built CROWN-58 Supramax bulkcarriers for a total of USD 21.15 million and 329,583 common shares* of Eagle.

The ships, which will be renamed the M/V Montauk Eagle, M/V Newport Eagle, and M/V Sankaty Eagle, were all constructed at Yangzhou Dayang Shipbuilding Co., Ltd and are sister ships to 17 CROWN-58 Supramax bulkcarriers in Eagle’s existing fleet. The vessels are all expected to be delivered into the Company’s fleet between March and May of this year.

Inclusive of all recently reported acquisitions, Eagle’s fleet totals 52 ships, including 27 which have been acquired over the last four years.

*Common shares are issuable upon exercise of warrants on a pro-rata basis in connection with each vessel delivery.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. (“Eagle” or the “Company”) is a U.S. based fully integrated shipowner-operator providing global transportation solutions to a diverse group of customers including miners, producers, traders, and end users. Headquartered in Stamford, Connecticut, with offices in Singapore and Copenhagen, Denmark, Eagle focuses exclusively on the versatile mid-size drybulk vessel segment and owns one of the largest fleets of Supramax/Ultramax vessels in the world. The Company performs all management services in-house (including strategic, commercial, operational, technical and administrative) and employs an active management approach to fleet trading with the objective of optimizing revenue performance and maximizing earnings on a risk-managed basis. For further information, please visit our website: www.eagleships.com.

Disclaimer: Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements include, without limitation, statements related to the consummation and the anticipated use of proceeds of the offerings described herein.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in vessel operating expenses, including drydocking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements, charter contracts, and other agreements on a timely basis, potential liability from future litigation, the duration and impact of the novel coronavirus pandemic, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk with the SEC, including our 2019 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

CONTACT

Company Contact:
Frank De Costanzo
Chief Financial Officer
Eagle Bulk Shipping Inc.
Tel. +1 203-276-8100
Email: investor@eagleships.com

Media:
Rose and Company
Tel. +1 212-359-2228